Global Energy Fund Period Ended 2/28/2015

Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A dated November 20, 2014 -- Incorporated by reference to Post-Effective Amendment No. 207 to the Registrants Registration Statement filed on April 6, 2015.